      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 2004



                                                     REGISTRATION NO. 333-113484

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                          GEORGIA-PACIFIC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  GEORGIA                          2400                            93-0432081
      (State or Other Jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer Identification No.)
      Incorporation or Organization)    Classification Code Number)

                             ---------------------

                           133 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                                 (404) 652-4000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             ---------------------

                                JAMES F. KELLEY
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                           133 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                                 (404) 652-4000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             Of Agent For Service)

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MAY 21, 2004

PROSPECTUS

                                  $500,000,000

                          GEORGIA-PACIFIC CORPORATION

                               OFFER TO EXCHANGE

                            8% SENIOR NOTES DUE 2024
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
                          ALL OUTSTANDING UNREGISTERED
                            8% SENIOR NOTES DUE 2024

                             ----------------------

THE REGISTERED NOTES

     - The new notes are being offered to satisfy certain of our obligations under the exchange and registration rights agreement entered into in connection with the private placement of the old notes.

     - The terms of the new notes are substantially identical to the old notes, except that the new notes have been registered under the federal securities laws and will not bear any legend restricting their transfer.

     - We do not intend to list the new notes on any securities exchange or seek approval for quotation through any automated trading system.

THE EXCHANGE OFFER

     -    The exchange offer will expire at 5:00 p.m., New York City time, on
                    , 2004, unless extended. We do not currently intend to extend the expiration date.

     - The exchange offer is not subject to any conditions other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission and that there be no change in our business or financial affairs that, in our reasonable judgment, might materially impair our ability to proceed with, or the contemplated benefits of, the exchange offer.

     - All old notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new notes.

     - Tenders of old notes may be withdrawn at any time before the expiration of the exchange offer.

     - The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

     -    We will not receive any proceeds from the exchange offer.
                             ----------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF THE FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN EXCHANGE OF OLD NOTES FOR NEW NOTES.
                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2004.

                               TABLE OF CONTENTS


Where You Can Find More Information.........................       ii
Incorporation of Certain Documents by Reference.............       ii
Prospectus Summary..........................................        1
Risk Factors................................................        9
Forward-Looking Statements..................................       18
Use of Proceeds.............................................       19
The Exchange Offer..........................................       20
Description of the New Notes................................       31
Certain United States Federal Income Tax Consequences.......       46
Plan of Distribution........................................       51
Legal Matters...............................................       51
Experts.....................................................       52

     EACH BROKER-DEALER THAT RECEIVES NEW NOTES FOR ITS OWN ACCOUNT PURSUANT TO THE EXCHANGE OFFER MUST ACKNOWLEDGE THAT IT WILL DELIVER A PROSPECTUS IN CONNECTION WITH ANY RESALE OF THE NEW NOTES. THE LETTER OF TRANSMITTAL STATES THAT BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, A BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THIS PROSPECTUS, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, MAY BE USED BY A BROKER-DEALER IN CONNECTION WITH RESALES OF NEW NOTES RECEIVED IN EXCHANGE FOR OLD NOTES WHERE THE OLD NOTES WERE ACQUIRED BY THE BROKER-DEALER AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES. SEE "PLAN OF DISTRIBUTION" IN THIS PROSPECTUS.

     Any statements in this prospectus concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the Securities and Exchange Commission, or SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

     You should rely only on the information contained or incorporated by reference into this prospectus. No one has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus, in connection with any offer made by this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

     Neither the delivery of this prospectus nor any sale or exchange made hereunder or thereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to its date. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. The business, financial condition, results of operations and prospects of Georgia-Pacific Corporation may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Please note that the SEC's website is included in this prospectus as an inactive textual reference only. The information contained on the SEC's website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call
(212) 656-5060.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We "incorporate by reference" into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until all securities covered by this prospectus have been exchanged and all conditions to the consummation of the exchange offer have been satisfied. We incorporate by reference our:


     -    annual report on Form 10-K for the fiscal year ended January 3, 2004;



     - quarterly report on Form 10-Q for the fiscal quarter ended April 3, 2004; and



     - current reports on Form 8-K, filed with the SEC on January 28, 2004, January 29, 2004, February 27, 2004, March 3, 2004, March 12, 2004,
          March 17, 2004, April 2, 2004, May 5, 2004, May 10, 2004, May 20, 2004
          and May 21, 2004.


     You may obtain a copy of these filings, other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: 133 Peachtree Street, N.E., Atlanta, Georgia 30303, (404) 652-4000, Attention: Corporate Secretary.

     TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, YOU MUST REQUEST IT NO LATER
THAN FIVE (5) BUSINESS DAYS BEFORE             , 2004, THE EXPIRATION DATE OF
THE EXCHANGE OFFER.

     In addition, while any notes remain outstanding, we will make available, upon request, to any holder and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act.

                               PROSPECTUS SUMMARY

     This summary contains basic information about us and the exchange offer. Because it is a summary, it does not contain all of the information that you should consider in connection with the exchange offer. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the notes thereto, which are incorporated into this prospectus by reference. In this prospectus, unless the context requires otherwise, references to (1) "GP," "company," "we," "us" and "our" refer to Georgia-Pacific Corporation and its subsidiaries and (2) any "fiscal" year of our company refers to our fiscal year ended or ending on the Saturday closest to December 31 of such year.

                          GEORGIA-PACIFIC CORPORATION


     We are engaged in four principal business operations: the manufacture of tissue products (including bath tissue, paper towels, and napkins) and disposable tabletop products (including cups, plates, cutlery and containers); the manufacture of containerboard and packaging (including corrugated packaging, linerboard and medium); the manufacture of bleached pulp and paper (including paper, market and fluff pulp, kraft and bleached board) and the manufacture of building products (including plywood, oriented strand board, various industrial wood products, and softwood and hardwood lumber as well as certain non-wood products including gypsum board, chemicals and other products).


     Prior to November 2, 2002, we were engaged in the distribution of paper products, packaging and facility supplies through our paper products distribution business, Unisource Worldwide, Inc. Effective November 2, 2002, we sold a 60% controlling interest in Unisource to an affiliate of Bain Capital, LLC.

     Prior to October 6, 2001, we also engaged in the growing of timber on approximately 4.7 million acres of timberlands that we owned or leased. During 2001, these timberlands supplied approximately 10% of the overall timber requirements of our manufacturing facilities. On October 6, 2001, we completed the spin off of the entities that operated our timberlands and their merger with and into Plum Creek Timber Company, Inc.

     We were organized in Georgia in 1927. Our principal executive offices are located at 133 Peachtree Street, N.E., Atlanta, Georgia 30303, and our telephone number is (404) 652-4000. Our website is located at www.gp.com. Information contained on our website is not incorporated by reference into this prospectus and is not part of this prospectus.

                              RECENT DEVELOPMENTS


     On May 7, 2004, we completed three previously announced sales of non-strategic assets. These separate sales involved our building products distribution business, our non-integrated pulp operations and our interest in three Brazilian companies that own a minority, non-voting interest in a Brazilian pulp company. For additional information related to these dispositions, please see our current reports on Form 8-K filed with the SEC on May 20, 2004 and May 21, 2004, which are incorporated by reference into this prospectus.

                               THE EXCHANGE OFFER

     On December 11, 2003, we completed an offering of $500,000,000 aggregate principal amount of our 8% senior notes due 2024 in a transaction exempt from registration under the Securities Act. Unless otherwise specified or unless the context requires otherwise, in this prospectus, we refer to the 2024 notes sold to the initial purchasers as the old notes and we refer to the offer and sale of the old notes as the offering. We used the net proceeds from the offering to repay a portion of amounts outstanding under our revolving credit facility. In connection with the offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to commence this exchange offer. Accordingly, you may exchange your old notes for new notes that have been registered under the Securities Act and have substantially the same terms as the old notes. Unless otherwise specified or unless the context requires otherwise, in this prospectus, we refer to the old notes and the new notes together as the notes. The following summary of the exchange offer is not complete. For a more complete description of the terms of the exchange offer, see "The Exchange Offer" in this prospectus.

Securities Offered...................................  $500,000,000 aggregate principal amount of our
                                                       8% senior notes due 2024, registered under the
                                                       Securities Act.
                                                       The terms of the new notes offered in the
                                                       exchange offer are substantially identical to
                                                       those of the old notes, except that the
                                                       transfer restrictions, registration rights and
                                                       penalty interest provisions relating to the
                                                       old notes do not apply to the new notes.
The Exchange Offer...................................  We are offering new notes in exchange for a like principal amount of our old notes. We are
                                                       offering these new notes to satisfy certain of
                                                       our obligations under a registration rights
                                                       agreement that we entered into with the
                                                       initial purchasers of the old notes. You may
                                                       tender your outstanding old notes for exchange
                                                       by following the procedures described under
                                                       the heading "The Exchange Offer" in this
                                                       prospectus.
Expiration Date; Tenders; Withdrawal.................  The exchange offer will expire at 5:00 p.m.,
                                                       New York City time, on         , 2004, unless
                                                       we extend it. We do not currently intend to
                                                       extend the expiration date. You may withdraw
                                                       any old notes that you tender for exchange at
                                                       any time prior to the expiration date of the
                                                       exchange offer. We will accept any and all old
                                                       notes validly tendered and not validly
                                                       withdrawn before the expiration date. See "The
                                                       Exchange Offer -- Procedures for Tendering Old
                                                       Notes" and "-- Withdrawals of Tenders of Old
                                                       Notes" in this prospectus for a more complete
                                                       description of the tender and withdrawal
                                                       period.


Procedures for Tendering Old Notes...................  If you wish to accept the exchange offer, you must:
                                                       - complete, sign and date the accompanying
                                                         letter of transmittal, or a facsimile of the
                                                         letter of transmittal according to the
                                                         instructions contained in this prospectus
                                                         and the letter of transmittal;
                                                       - mail or otherwise deliver the letter of
                                                         transmittal, or a facsimile of the letter of
                                                         transmittal, together with the old notes and
                                                         any other required documents to the exchange
                                                         agent at the address indicated on the cover
                                                         page of the letter of transmittal; or
                                                       - if you hold old notes through The Depository
                                                         Trust Company, or DTC, and wish to
                                                         participate in the exchange offer, you must
                                                         comply with the Automated Tender Offer
                                                         Program procedures of DTC, by which you will
                                                         agree to be bound by the letter of
                                                         transmittal.
                                                       By signing, or agreeing to be bound by the
                                                       letter of transmittal, you will represent to
                                                       us that, among other things:
                                                       - any new notes that you receive will be
                                                         acquired in the ordinary course of your
                                                         business;
                                                       - you have no intent to participate in or an
                                                         arrangement or understanding with any person
                                                         or entity to participate in a distribution
                                                         of the new notes;
                                                       - if you are a broker-dealer, or are
                                                         participating in the exchange offer for the
                                                         purpose of distributing the new notes, that
                                                         you will comply with the registration and
                                                         prospectus delivery requirements of the
                                                         Securities Act; and
                                                       - you are not an "affiliate," as defined in
                                                         Rule 405 of the Securities Act, of ours or,
                                                         if you are an "affiliate," you will comply
                                                         with any applicable registration and
                                                         prospectus delivery requirements of the
                                                         Securities Act.


Special Procedures for Beneficial Owners.............  If you are a beneficial owner of old notes which are registered in the name of a broker,
                                                       dealer, commercial bank, trust company or
                                                       other nominee and you wish to tender your old
                                                       notes in the exchange offer, you should
                                                       contact that registered holder promptly and
                                                       instruct the registered holder to tender on
                                                       your behalf. If you wish to tender on your own
                                                       behalf, you must, prior to completing and
                                                       executing the letter of transmittal and
                                                       delivering your old notes, either make
                                                       appropriate arrangements to register ownership
                                                       of the old notes in your name or obtain a
                                                       properly completed bond power from the
                                                       registered holder. The transfer of registered
                                                       ownership may take considerable time and may
                                                       not be able to be completed before the
                                                       expiration date.
Guaranteed Delivery Procedures.......................  If you wish to tender your old notes and your old notes are not immediately available or you
                                                       cannot deliver your old notes, the letter of
                                                       transmittal or any other documents required by
                                                       the letter of transmittal, or to comply with
                                                       the applicable procedures under DTC's
                                                       Automated Tender Offer Program before the
                                                       expiration date, you must tender your old
                                                       notes according to the guaranteed delivery
                                                       procedures set forth in this prospectus under
                                                       "The Exchange Offer -- Guaranteed Delivery
                                                       Procedures."
Certain United States Federal Income Tax
  Consequences.......................................  Your exchange of old notes for new notes to be issued in the exchange offer will not result
                                                       in any gain or loss to you for United States
                                                       federal income tax purposes. See "Certain
                                                       United States Federal Income Tax Consequences"
                                                       in this prospectus.
Use of Proceeds......................................  We will not receive any proceeds from the issuance of new notes pursuant to the exchange
                                                       offer.
Exchange Agent.......................................  The Bank of New York is serving as exchange agent in connection with the exchange offer.
                                                       The address and telephone number of the
                                                       exchange agent are set forth in the section
                                                       captioned "The Exchange Offer -- Exchange
                                                       Agent" in this prospectus.


Shelf Registration...................................  If applicable interpretations of the Staff of the SEC do not permit us to effect the
                                                       exchange offer, or upon the request of any
                                                       holder of old notes under certain
                                                       circumstances, we will be required to file,
                                                       and use our reasonable best efforts to cause
                                                       to become effective, a shelf registration
                                                       statement under the Securities Act that would
                                                       cover resales of old notes. See "Description
                                                       of the New Notes -- Registration Rights;
                                                       Special Interest" in this prospectus.
Consequences of Your Failure to Exchange Your Old
  Notes..............................................  Old notes that are not exchanged in the exchange offer will continue to be subject to
                                                       the restrictions on transfer that are
                                                       described in the legend on the old notes and
                                                       in the indenture. In general, you may offer or
                                                       sell your old notes only if they are
                                                       registered under, or offered or sold under an
                                                       exemption from, the Securities Act and
                                                       applicable state securities laws. We do not
                                                       currently intend to register the old notes
                                                       under the Securities Act. If your old notes
                                                       are not tendered and accepted in the exchange
                                                       offer, it may become more difficult for you to
                                                       sell or transfer your old notes. See "Risk
                                                       Factors -- Risks Related to Our Indebtedness
                                                       and the Notes -- An active trading market for
                                                       the notes may not develop, which could reduce
                                                       their value" in this prospectus.
Consequences of Exchanging Your Old Notes............  Based on interpretations of the staff of the
                                                       SEC set forth in no-action letters issued to
                                                       unrelated third parties, we believe that you
                                                       will be allowed to resell the new notes that
                                                       we issue in the exchange offer without
                                                       complying with the registration and prospectus
                                                       delivery requirements of the Securities Act
                                                       if:
                                                       -    you are acquiring the new notes in the
                                                            ordinary course of your business;
                                                       -    you are not engaging in and do not intend
                                                            to engage in a distribution of the new
                                                            notes;
                                                       -    you have no arrangement or understanding
                                                            with any person to participate in the
                                                            distribution of the new notes; and
                                                       -    you are not an "affiliate," as defined in
                                                            Rule 405 under the Securities Act, of
                                                            ours.

                                                       If any of these conditions are not satisfied
                                                       and you transfer any new notes issued to you
                                                       in the exchange offer without delivering a
                                                       proper prospectus or without qualifying for a
                                                       registration exemption, you may incur
                                                       liability under the Securities Act. We will
                                                       not be responsible for, or indemnify you
                                                       against, any liability you incur.
                                                       If you are a broker-dealer and you will
                                                       receive new notes for your own account in
                                                       exchange for old notes that you acquired as a
                                                       result of market-making activities or other
                                                       trading activities, you will be required to
                                                       acknowledge that you will deliver a prospectus
                                                       in connection with any resale of the new
                                                       notes. See "Plan of Distribution" in this
                                                       prospectus for a description of the prospectus
                                                       delivery obligations of broker-dealers in the
                                                       exchange offer.

                                 THE NEW NOTES

     The following summary of the terms of the new notes is not complete. For a more detailed description of the new notes, see "Description of the New Notes" in this prospectus. We define capitalized terms used in this summary under "Description of the New Notes -- Certain Definitions" section of this prospectus.


Issuer...............................................  Georgia-Pacific Corporation.
Notes Offered........................................  $500,000,000 principal amount of 8% Senior
                                                       Notes due 2024.
Maturity Date........................................  January 15, 2024.
Interest Payment Dates...............................  January 15 and July 15, commencing July 15,
                                                       2004.
Security.............................................  The new notes will be unsecured.
Ranking..............................................  The new notes will rank:
                                                       -   equally with our existing and future
                                                           unsecured senior indebtedness;
                                                       -   senior to any of our future subordinated
                                                           indebtedness;
                                                       -   junior to our secured indebtedness up to
                                                            the value of the collateral securing that
                                                           indebtedness;
                                                       -   effectively junior to our indebtedness
                                                            that has been guaranteed by subsidiaries
                                                           with respect to the assets and earnings of
                                                           those subsidiaries; and
                                                       -   effectively junior to all existing and
                                                            future indebtedness and other
                                                           liabilities, including trade payables, of
                                                           all of our subsidiaries with respect to
                                                           the assets and earnings of those
                                                           subsidiaries.
                                                       As of April 3, 2004:
                                                       -   we and our consolidated subsidiaries had
                                                           total debt (including short-term debt) of
                                                           $10,840 million;
                                                       -   we had $166 million of secured
                                                           indebtedness outstanding and $8,260
                                                           million of unsecured senior indebtedness
                                                           outstanding (excluding debt of
                                                           subsidiaries); and
                                                       -   our subsidiaries had $2,414 million of
                                                           indebtedness and $2,706 million of other
                                                           liabilities outstanding, including trade
                                                           payables and deferred income tax
                                                           liabilities.
                                                       See "Risk Factors -- Risks Related to Our
                                                       Indebtedness and the Notes -- The notes will
                                                       rank effectively junior in right of payment to
                                                       all indebtedness and other liabilities,
                                                       including trade payables, of our subsidiaries"
                                                       in this prospectus.


Optional Redemption..................................  We may redeem some or all of the new notes at any time, in whole or in part, in cash, at a
                                                       redemption price equal to 100% of their
                                                       principal amount plus the make-whole premium
                                                       described under "Description of the New
                                                       Notes -- Optional Redemption" in this
                                                       prospectus.
Basic Covenants......................................  We will issue the new notes under an indenture. The indenture, among other things,
                                                       limits our ability and the ability of our
                                                       subsidiaries to:
                                                       -   create liens; and
                                                       -   enter into sale and leaseback
                                                           transactions.
                                                       These covenants are subject to important
                                                       exceptions. For more detail, see "Description
                                                       of the New Notes -- Certain Covenants" in this
                                                       prospectus.
Use of Proceeds......................................  We will not receive any proceeds from the issuance of new notes pursuant to the exchange
                                                       offer.

                                  RISK FACTORS

     You should consider carefully all of the information included or incorporated by reference into this prospectus and, in particular, the information under the heading "Risk Factors" beginning on page 9 in connection with the exchange offer and an exchange of old notes for new notes.

                                  RISK FACTORS

     You should carefully consider the following risks and other information contained in this prospectus, together with all of the other information incorporated by reference into this prospectus, before deciding to exchange your old notes for new notes. If any of the following risks or uncertainties actually occurs, our business, financial condition and operating results could be materially adversely affected.

                RISKS RELATED TO OUR INDEBTEDNESS AND THE NOTES

OUR SUBSTANTIAL LEVEL OF INDEBTEDNESS COULD MATERIALLY ADVERSELY AFFECT OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES, OUR ABILITY TO REACT TO CHANGES IN OUR BUSINESS AND OUR ABILITY TO INCUR ADDITIONAL DEBT TO FUND FUTURE NEEDS.

     We have a substantial amount of debt. As of April 3, 2004 we had total debt (including short-term debt) of $10,840 million, shareholders' equity of $5,522 million, and a ratio of earnings to fixed charges of 1.9 to 1 for the fiscal quarter ended April 3, 2004.

     Our substantial debt could have important consequences for our noteholders. For example, it could:

         - make it more difficult for us to satisfy our obligations with respect to the notes;

         - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other purposes;

         - increase our vulnerability to adverse economic and industry conditions;

         - limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

         - limit our noteholders' rights to receive payments under the notes if secured creditors have not been paid;

         - place us at a competitive disadvantage compared to our competitors that have relatively less debt; and

         - limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other purposes.

THE NOTES WILL RANK EFFECTIVELY JUNIOR IN RIGHT OF PAYMENT TO ALL INDEBTEDNESS AND OTHER LIABILITIES, INCLUDING TRADE PAYABLES, OF OUR SUBSIDIARIES.

We conduct very substantial operations, including our international operations and substantially all of our consumer products business, through subsidiaries. Our subsidiaries are not guaranteeing the notes being issued in this offering. However, $2,000 million in aggregate principal amount of our senior notes are guaranteed by the subsidiaries that own our consumer products business, and our senior credit facilities are guaranteed by all of our principal domestic subsidiaries. In the event of our bankruptcy or the bankruptcy of any of our subsidiaries, the holders of their liabilities, including guarantees, indebtedness and trade payables, would generally be entitled to payment of their claims from the assets of the affected subsidiaries before those assets were made available for distribution to us. As a result, the claims of holders of the notes will rank effectively junior to the claims of all of the creditors of our subsidiaries, including trade creditors and holders of guaranteed debt. If any indebtedness of our subsidiaries were to be accelerated, we cannot assure you that the assets of the subsidiaries remaining after payment of such indebtedness and other liabilities would be sufficient to repay our indebtedness in full, including the notes. As of April 3, 2004 our subsidiaries had $2,408 million of our indebtedness that they guaranteed, $2,414 million of their own indebtedness (excluding amounts payable to affiliated entities) and $2,706 million of other liabilities outstanding, including trade payables and deferred income tax liabilities. Subject to the restrictions set forth in our debt instruments, our subsidiaries may be able to incur significant additional indebtedness in the future.


OUR DEPENDENCE ON OUR SUBSIDIARIES FOR CASH FLOW MAY NEGATIVELY AFFECT OUR ABILITY TO PAY THE PRINCIPAL, INTEREST AND OTHER AMOUNTS DUE ON THE NOTES.

As mentioned above, we conduct very substantial operations, including our international operations and substantially all of our consumer products business, through subsidiaries. Accordingly, our ability to pay our obligations, including the principal and interest, premium, if any, on the notes offered hereby and our other outstanding indebtedness, is dependent to a large degree upon dividends and other distributions from our subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay the principal, interest and other amounts on the notes or make any funds available to us for payment therefor. The ability of our subsidiaries to pay dividends or transfer assets to us may be restricted by applicable state law and contractual restrictions. Although the indentures governing certain of our outstanding indebtedness limit the ability of our subsidiaries to enter into consensual restrictions on their ability to pay dividends to us, these limitations are subject to a number of significant qualifications and exceptions.

RESTRICTIONS IMPOSED BY THE INDENTURE GOVERNING THE NOTES, OUR REVOLVING CREDIT FACILITY AND OUR OTHER OUTSTANDING INDEBTEDNESS MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS AND TO FINANCE OUR FUTURE OPERATIONS OR CAPITAL NEEDS OR TO ENGAGE IN OTHER BUSINESS ACTIVITIES.

     Agreements governing our outstanding indebtedness contain various covenants that limit, among other things, our ability and the ability of our subsidiaries to:

         -    borrow money or issue preferred stock;

         -    pay dividends on our stock or repurchase our stock;

         -    make investments;

         -    create liens;

         - create restrictions on the ability of our restricted subsidiaries to pay dividends or other amounts to us;

         -    enter into sale and leaseback transactions;

         -    engage in certain transactions with affiliates;

         -    expand into unrelated businesses; and

         - consolidate, merge or sell all or substantially all of our assets or substantially all of the assets of certain of our subsidiaries.

     Some of the agreements governing our outstanding debt require us to maintain compliance with certain financial ratios. Our ability to comply with such ratios may be affected by events beyond our control. In the event of a default under any of these agreements, the lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable. The acceleration of amounts due under one of our debt instruments may also cause a cross-default under our other debt instruments. If the debt under these agreements or the notes were to be accelerated, it is possible that our assets would not be sufficient to repay such debt in full. In particular, noteholders will be paid only if we have assets remaining after we pay amounts due on our secured debt, including our receivables facility.

WE AND OUR SUBSIDIARIES MAY BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT, INCLUDING SECURED DEBT.

     Subject to the restrictions in our revolving credit facility, the indentures governing certain of our outstanding notes and our other outstanding indebtedness, we and our subsidiaries may incur significant additional debt, including secured debt that would be effectively senior to the notes to the extent of the collateral securing such debt. The indenture governing the notes allows us to grant liens on accounts receivable and inventory to secure indebtedness without ratably securing the notes. At April 3, 2004, the amounts of our consolidated accounts receivable, net of allowances, and inventory were $1,663 million and $1,915 million, respectively. As of April 3, 2004:

         -    we had $166 million of secured indebtedness outstanding;

         - we had $8,260 million of unsecured senior indebtedness outstanding (excluding debt of subsidiaries); and

         - we had $1,448 million available for borrowing under our various credit facilities, which, if borrowed, would be unsecured senior indebtedness.

Although the terms of these facilities and the indentures governing certain of our outstanding notes contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of important exceptions, and debt incurred in compliance with these restrictions could be substantial. If we and our subsidiaries incur significant additional debt, the related risks that we face could intensify.

OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL, AND WE MAY NOT BE ABLE TO GENERATE THE CASH REQUIRED TO SERVICE OUR DEBT.

     Our ability to make payments on and refinance our indebtedness, including the notes, and to fund our operations will depend on our ability to generate cash in the future. Our historical financial results have been, and our future financial results are expected to be, subject to substantial fluctuations, and will depend upon general economic conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are unable to meet our debt service obligations or fund our other liquidity needs, we may need to refinance all or a portion of our debt, including the notes, before maturity, seek additional equity capital or sell assets. If any of these events occurs, we may not be able to pay our debt or refinance it on commercially reasonable terms, or at all, or to fund our liquidity needs.

     If for any reason we are unable to meet our debt service obligations, we would be in default under the terms of our agreements governing our outstanding debt. If such a default were to occur, the lenders could elect to declare all amounts outstanding under the facility immediately due and payable, and the lenders would not be obligated to continue to advance funds under the revolving credit facility. The acceleration of amounts due under one of our debt instruments may also cause a cross-default under our other debt instruments. If the amounts outstanding under these agreements were to be accelerated, it is possible that our assets would not be sufficient to repay in full the money owed to the banks or to our debt holders, including holders of the notes.

AN ACTIVE TRADING MARKET FOR THE NOTES MAY NOT DEVELOP, WHICH COULD REDUCE THEIR VALUE.

     The new notes are a new issue of securities for which there is currently no public market. We do not intend to list the new notes on any national securities exchange or automated quotation system. Accordingly, no market for the new notes may develop, and any market that develops may not last. If the new notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your new notes at a fair market value or at all.

     If a market for the new notes does develop, it is possible that you will not be able to sell your notes at a particular time or that the prices that you receive when you sell will not be favorable. It is also possible that any trading market that does develop for the new notes will not be liquid. Future trading prices of the new notes will depend on many factors, including:

     - our operating performance, prospects and financial condition or the operating performance, prospects and financial condition of companies in our industry generally;

     - the interest of securities dealers in making a market for the new notes;

     -    prevailing interest rates;

     -    the market for similar securities; and

     -    general economic conditions.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the new notes develops, it is possible that the market for the new notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the new notes, regardless of our prospects and financial performance.

     To the extent that old notes are surrendered and accepted in the exchange offer, the trading market for unsurrendered old notes and for surrendered-but-unaccepted old notes could be adversely affected due to the limited amount of old notes that are expected to remain outstanding following the exchange offer. Generally, when there are fewer outstanding securities of an issue, there is less demand to purchase that security, which results in a lower price for the security. Conversely, if many old notes are not surrendered, or are surrendered-but-unaccepted, the trading market for the new notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer" in this prospectus for further information regarding the distribution of the new notes and the consequences of failure to participate in the exchange offer.

               RISKS RELATING TO THE EXCHANGE OFFER AND THE NOTES

IF YOU CHOOSE NOT TO EXCHANGE YOUR OLD NOTES, THE PRESENT TRANSFER RESTRICTIONS WILL REMAIN IN FORCE AND THE MARKET PRICE OF YOUR OLD NOTES COULD DECLINE.

     If you do not exchange your old notes for new notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the old notes as set forth in the offering memorandum distributed in connection with the private offering of the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. You should refer to the section of this prospectus entitled "The Exchange Offer" for information about how to tender your old notes.

YOU MUST COMPLY WITH THE EXCHANGE OFFER PROCEDURES IN ORDER TO RECEIVE FREELY TRADABLE NEW NOTES.

     Delivery of the new notes in exchange for the old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

     - Certificates for the old notes or a book-entry confirmation of a book-entry transfer of the old notes into the exchange agent's account at DTC, as a depository, including an agent's message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

     - A completed and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message in place of the letter of transmittal; and

     -    Any other documents required by the letter of transmittal.

     Therefore, holders of the old notes who would like to tender the old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See "The Exchange Offer -- Procedures for Tendering Old Notes" in this prospectus.

SOME HOLDERS WHO EXCHANGE THEIR OLD NOTES MAY BE DEEMED TO BE UNDERWRITERS AND THESE HOLDERS WILL BE REQUIRED TO COMPLY WITH THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS IN CONNECTION WITH ANY RESALE TRANSACTION.

     If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                         RISKS RELATING TO OUR BUSINESS

SOME OF OUR BUSINESSES, PARTICULARLY OUR BUILDING PRODUCTS BUSINESS, ARE HIGHLY CYCLICAL, AND PROLONGED PERIODS OF WEAK DEMAND OR EXCESS SUPPLY MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS AND MAY IMPAIR OUR ABILITY TO SATISFY OUR OBLIGATIONS UNDER THE NOTES.

     Some of our businesses, especially our building products business, are subject to cyclical market pressures. Prices are determined by overall supply and demand in the market for our products and our competitors' products. In particular, market prices of building products historically have been volatile and cyclical, and we, like other producers, may have limited ability to control the timing and amount of pricing changes for our products. Demand for building products is driven mainly by factors outside of our control, such as general economic and political conditions, the construction, repair and remodeling and industrial markets, weather and population growth. The supply of building products fluctuates based on available manufacturing capacity, and excess capacity in the industry can result in significant declines in market prices for those products. Likewise, cyclical pressures in demand and supply for our consumer products, packaging, and bleached pulp and paper products may impact our operating results for periods at a time. Prolonged periods of weak demand or excess supply in any of our businesses could negatively impact our market share, seriously reduce our margins and harm our liquidity, financial condition and operating results.

PROLONGED WEAKNESS IN MARKET CONDITIONS FOR BUILDING PRODUCTS MAY FORCE US TO CONTINUE TO REDUCE OR SUSPEND PRODUCTION AT OUR MILLS.

     Weak market conditions in the building products market may adversely affect our sales levels and profitability and may cause us to suspend production at or permanently close certain of our mills and other facilities. For example, in fiscal 2001, we announced temporary or permanent closures of certain structural panels mills, lumber mills, industrial wood products mills, building products distribution centers and gypsum plants. In addition, in fiscal 2002, we announced the temporary closure of four sawmills and the suspension of production at three plywood plants and, in the second quarter of fiscal 2003, we announced the closure of one particleboard plant. We may further reduce production at our sawmills and plywood plants. Permanent closures of facilities could cause us to incur charges for employee terminations and asset write-downs, which could materially adversely affect our business, financial condition and operating results.

WE FACE INTENSE COMPETITION IN EACH OF OUR BUSINESSES. IF WE CANNOT SUCCESSFULLY COMPETE IN THE MARKETPLACE, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS MAY BE MATERIALLY ADVERSELY AFFECTED AND OUR ABILITY TO SATISFY OUR OBLIGATIONS UNDER THE NOTES MAY BE IMPAIRED.

     Consumer Products and Packaging. We face intense competition in the tissue and disposable tabletop products, packaging, and bleached pulp and paper industries in our major North American and European markets. Competition in the various markets in which we participate comes from companies of various sizes, several of which have greater financial and other resources than we have and thus can better withstand adverse economic or market conditions.

     We compete on the basis of brand recognition and loyalty, product quality and performance, price, marketing, product development, service, sales and distribution. Competing in these industries involves the following key risks that could have a material adverse effect on our business, financial condition and operating results:

         - failure to anticipate and respond to changing consumer preferences and demographics;

         -    failure to develop new and improved products;

         - failure of consumers to accept our brands and exhibit brand loyalty;

         - aggressive pricing by competitors, which may force us to decrease prices or increase advertising and promotional spending in order to maintain market share;

         - failure of our advertising and promotional spending to increase (or even maintain) sales volume and market share; and

         - consolidations of retailers and distribution channels that shrink our potential markets.

     Building Products. Many of our building products are commodity products, and if we do not maintain price competitiveness, we may lose significant market share. Our ability to keep our prices at competitive levels depends in large part on our ability to control our costs. We cannot assure you that we will be able to maintain our costs at a level sufficient for us to compete effectively and maintain current levels of sales and profitability. In addition, recent consolidations in the building products business among our competitors and increased access to the United States market by foreign competitors may put additional pressure on us to reduce costs in order to maintain market share. If we are unable to effectively adjust our price structure to address such increased competitive pressures, our sales level and profitability could be harmed and our operations could be materially adversely affected.

OUR INVESTMENTS IN RESEARCH AND DEVELOPMENT MAY NOT GENERATE NEW AND IMPROVED CONSUMER PRODUCTS, WHICH COULD RESTRAIN OUR REVENUE GROWTH AND HARM OUR OPERATING RESULTS AND MARKET SHARE.

     We intend to continue to make investments in research and development to develop new and improved consumer products. We need to continue to develop new products and improve our existing products in order to maintain our market share. We may not have sufficient resources to invest in the development of new and enhanced products. Our failure to continue making such investments could restrain our revenue growth and harm our operating results and market share and may impair our ability to satisfy our obligations under the notes. In addition, even if we are able to invest sufficient resources in research and development, these investments may not generate net sales that exceed our expenses, generate any net sales at all or result in any commercially acceptable products.

OUR OPERATIONS REQUIRE SUBSTANTIAL CAPITAL, AND WE MAY NOT HAVE ADEQUATE CAPITAL RESOURCES TO PROVIDE FOR ALL OF OUR CASH REQUIREMENTS AND OUR ABILITY TO SATISFY OUR OBLIGATIONS UNDER THE NOTES MAY BE IMPAIRED.

     Our operations require substantial capital. Expansion or replacement of existing facilities or equipment and compliance with environmental laws and regulations may require substantial capital expenditures. Our capital resources may not be sufficient for these purposes. If our capital resources are inadequate to provide for our operating needs, capital expenditures and other cash requirements, this shortfall could have a material adverse effect on our business and liquidity and impact our ability to service our debt, including the notes.

RECOGNITION OF A MINIMUM PENSION LIABILITY WOULD CAUSE A SIGNIFICANT REDUCTION IN NET WORTH.

     As a result of recent stock market declines, the market value of the assets in our pension plans, including our nonqualified and foreign plans, has declined. Statement of Financial Accounting Standards No. 87, "Accounting for Pensions," requires balance sheet recognition of a minimum liability if the fair value of plan assets is less than the accumulated benefit obligation, or ABO, at the end of the year. The ABO for our pension plans exceeded our pension plan assets at October 31, 2002. As a result, we took a non-cash after-tax charge to shareholders' equity of $580 million during fiscal 2002. In the fourth quarter of fiscal 2002, we amended our credit facilities to exclude the impact of this non-cash charge. During 2003, we recorded a non-cash after-tax credit to shareholders' equity of $152 million primarily resulting from a partial recovery of stock market declines. Total cash contributions for fiscal year 2003 were $119 million, compared to $56 million in fiscal year 2002. It is possible that reduction in market value of the assets of our pension plans in future years could cause us to be in breach of the net worth covenants under our credit facilities.

IF THE COST OF KEY RAW MATERIALS INCREASES, OUR COST OF SALES WILL INCREASE, OUR OPERATING RESULTS MAY BE MATERIALLY ADVERSELY AFFECTED AND OUR ABILITY TO SATISFY OUR OBLIGATIONS UNDER THE NEW NOTES MAY BE IMPAIRED.

     We depend heavily on access to sufficient, reasonably-priced quantities of wood, wood fiber, pulp and wastepaper. We use wood fiber to make pulp, which we use along with purchased wastepaper to manufacture our tissue and paper products. We also use wood fiber and wastepaper to manufacture containerboard. Furthermore, we expect to purchase annually over $1 billion of wood and wood fiber for use by our building products business. We purchase all of our wood and wood fiber from third parties. If the costs of these or other raw materials we purchase increase, our cost of sales will increase, and our operating results may be materially adversely affected. We also buy and sell pulp and can be impacted by pulp price fluctuations. Furthermore, we may not be able to pass increased raw materials prices on to our customers if the market or existing agreements with our clients do not allow us to raise the prices of our finished products. If price adjustments significantly trail the increase in raw materials prices or if we cannot effectively hedge against price increases, our operating results may be materially adversely affected and our ability to satisfy our obligations under the notes may be impaired.

IF WE CANNOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR OPERATING RESULTS MAY BE HARMED.

     As a company that manufactures and markets consumer products, we rely heavily on trademarks and copyrights to protect our brands, patents and trade secrets in the manufacture of many of our products. These protections may not adequately safeguard our intellectual property rights and we may incur significant costs to defend our intellectual property rights, which may harm our operating results. Although we are not aware that any of our intellectual property rights infringe upon the proprietary rights of third parties, third parties may make such claims in the future. Any infringement claims, whether with or without merit, could be time-consuming, result in costly litigation or damages, undermine the exclusivity and value of our brands, decrease sales or require us to enter into royalty or licensing agreements that may not be on acceptable terms.

    RISK FACTORS RELATING TO ENVIRONMENTAL REGULATION AND ASBESTOS LIABILITY

WE INCUR SUBSTANTIAL COSTS RELATED TO COMPLIANCE WITH CURRENT AND FUTURE ENVIRONMENTAL LAWS AND REGULATIONS AND TO ADDRESS ENVIRONMENTAL LIABILITIES FOR WHICH WE ARE HELD RESPONSIBLE, EACH OF WHICH COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, CASH FLOW AND LIQUIDITY.

     Our business is subject to stringent environmental laws and regulations, particularly with respect to discharges of pollutants and other emissions on or into land, water and air, and the use, disposal and remediation of hazardous substances and contaminants. Compliance with these laws and regulations is an important factor in our business. We have incurred and expect to continue to incur significant expenditures to comply with applicable environmental laws and regulations. Moreover, some or all of the environmental laws and regulations to which we are subject could become more stringent in the future, which could affect our production costs and overall profitability. Our failure to comply with applicable environmental laws and regulations and permit requirements could result in civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, the installation of pollution control equipment or other mandated actions.

     In addition, we currently are, and from time to time in the future will be, involved in a number of environmental matters and legal proceedings. These matters and proceedings in the past have caused, and in the future may cause, us to incur substantial costs. Such proceedings are based on liability under environmental laws for damages resulting from past or present spills or releases of hazardous or toxic substances on or from our properties, or on tort liability relating to exposure to hazardous substances. Liability under these laws may be imposed without regard to whether we knew of, or caused, the release of such substances on our property. In connection with various sales of businesses completed in the past, we have agreed to indemnify the purchasers of those businesses against certain environmental claims. Accordingly, we may incur substantial additional costs should we be required to make payments under those indemnification agreements, and those costs could materially adversely affect our operating results, cash flow and liquidity. In addition, recently, various lawsuits seeking class-action status and alleging harm from exposure to wood products treated with Chromated Copper Arsenate, or CCA, have been filed in state and federal courts against us and other companies.

     For additional information regarding our environmental-related claims and other legal proceedings, please see our Form 10-Q for the fiscal quarter ended April 3, 2004, which is incorporated by reference into this prospectus.

PAYMENTS FOR ASBESTOS-RELATED CLAIMS (THE TOTAL AMOUNTS OF WHICH ARE UNCERTAIN) MAY MATERIALLY ADVERSELY AFFECT OUR CASH FLOW AND LIQUIDITY.

     We and many other companies are defendants in suits brought in various courts around the nation by plaintiffs who allege that they have suffered personal injury as a result of exposure to asbestos containing products. These suits allege a variety of lung and other diseases based on alleged exposure to products previously manufactured by us. Our asbestos liabilities relate primarily to joint systems products manufactured by Bestwall Gypsum Company and our gypsum business that contained small amounts of asbestos fiber. We discontinued using asbestos in the manufacture of these products in 1977.

     In fiscal 2001, 2002 and 2003, working with National Economic Research Associates (NERA) and Navigant Consulting (formerly known as Peterson Consulting), our external consultants, we recorded pre-tax charges totaling $563 million for asbestos liabilities and defense costs, net of anticipated insurance recoveries, that we expect to pay through 2013.

     Projecting liabilities for asbestos litigation is subject to a number of important risks and uncertainties, including the possibility that the number of asbestos claims filed against us in the future will be greater than projected; the risk that the cost of defending and settling current and future asbestos claims will be higher than projected, resulting in more rapid depletion of available insurance coverage and higher out-of-pocket costs; the possibility of additional insolvencies among insurance carriers; the risk that final resolution of allocation, coverage or other issues affecting available insurance coverage will result in lower insurance recoveries than forecast; the possibility that adverse jury verdicts could require us to pay damages in amounts greater than the amounts for which we now settle cases; and the risk that bankruptcies of other asbestos defendants may increase our costs in the future.

     These or other factors could cause our actual liabilities to be materially higher, and our insurance recoveries to be materially lower, than those projected and recorded to date. If these or other factors cause us to determine that the assumptions used by NERA or Navigant Consulting in their latest projections are no longer reasonable, or if we determine that our asbestos exposure net of insurance recoveries for years after 2013 will be material, we may have to establish additional reserves relating to asbestos beyond the charges already taken, and the amount of these reserves may be material. We cannot estimate the amount of any such additional reserves at this time.

     For additional information regarding our asbestos-related liabilities and legal proceedings, please see our Form 10-Q for the fiscal quarter ended April 3, 2004, which is incorporated by reference into this prospectus.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. We have also made forward-looking statements in reports filed with the SEC that we incorporate by reference into this prospectus. For purposes of the exchange offer, the safe harbor provisions of Section 27A of the Securities Act do not apply to these forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, followed by or that include the words "believe," "expect," "anticipate," "plan," "estimate" or similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, strategies, contingencies, financing plans, working capital needs, sources of liquidity, capital expenditures, amounts and timing of expenditures and the adequacy of our reserves with respect to liabilities relating to asbestos-containing products or the environment (and amounts and timing of insurance recoveries covering those expenses) and contemplated transactions.

     Forward-looking statements reflect our current expectations and are not guarantees of performance. These statements are based on our management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our products, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, the estimated cost of environmental compliance, expected outcomes of pending litigation, the expected costs of pending and future asbestos and environmental claims, the solvency of our insurers and the ultimate resolution of allocation and coverage issues with those insurers (including, without limitation, issues relating to asbestos and environmental claims), competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, factors discussed under the heading "Risk Factors" and the following:

     -    changes in general economic conditions and interest rates;

     -    changes in the availability of capital;

     -    changes in competitive conditions and prices in our markets;

     - changes in the relationship between supply of and demand for our products;

     -    foreign currency fluctuations relative to the United States dollar;

     -    fluctuations in raw material and labor costs;

     -    changes in other significant operating expenses;

     - unanticipated expenditures with respect to environmental, safety and health laws; and

     - timing and occurrence of events, including events and resulting expenses related to asbestos-related claims against us.

     You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the old notes, the indenture and the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. You will receive, in exchange for old notes tendered by you and accepted by us in the exchange offer, new notes in the same principal amount and identical in all material respects to the old notes. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase in our outstanding indebtedness or change in our capitalization.


     Our net proceeds from the offering and sale of the old notes, which do not include accrued interest on the old notes, were approximately $493 million, after deducting related fees and expenses of the offering and the discount payable to the initial purchasers. We used these net proceeds to repay $493 million outstanding under our revolving credit facility, which had $408 million of borrowings outstanding at April 3, 2004 and a weighted average interest rate of 3.2% at April 3, 2004 and a maturity date of November 28, 2005.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     As a condition to the initial sale of the old notes, we and the initial purchasers entered into an exchange and registration rights agreement dated as of December 11, 2003. Pursuant to the registration rights agreement, we agreed to:

     - file a registration statement under the Securities Act relating to an offer to exchange the old notes for the new notes with the SEC no later than March 10, 2004; and

     - use our reasonable best efforts to cause the registration statement to become effective under the Securities Act no later than June 8, 2004 and to keep the exchange offer open for at least 20 business days.

     We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement has been incorporated by reference as an exhibit to the registration statement that includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement.

     The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, which we refer to as the Depository or DTC, who desires to deliver the old notes by book-entry transfer at DTC.

RESALE OF THE NEW NOTES

     We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth below under "-- Procedures for Tendering Old Notes." However, if you intend to participate in a distribution of the new notes, or you are an "affiliate" of us, as defined in Rule 405 of the Securities Act, you must comply with the registration requirements of the Securities Act and deliver a prospectus, unless an exemption from registration is otherwise available to you. You have to represent to us in the letter of transmittal accompanying this prospectus that you meet the conditions exempting you from the registration requirements.

     We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like ours. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat this exchange offer in the same way it has treated other exchange offers in the past.

     A broker-dealer that has bought old notes for market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange. This prospectus may be used by a broker-dealer to resell any of its new notes. See "Plan of Distribution" in this prospectus for more information regarding broker-dealers.

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE OFFER

     GENERAL. Based on the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all old notes validly tendered and not validly withdrawn before the expiration date.

     Subject to the minimum denomination requirements of the new notes, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes validly tendered pursuant to the exchange offer and not validly withdrawn before the expiration date. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in principal amounts that are integral multiples of $1,000.

     The form and terms of the new notes are substantially identical to the form and terms of the old notes except that:

     - the new notes will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting the transfer of the new notes, and

     - holders of the new notes will not be entitled to any of the registration rights of holders of old notes under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer, or to the penalty interest provisions of the registration rights agreement.

     The new notes will evidence the same indebtedness as the old notes and will be issued under, and be entitled to the benefits of, the same indenture that governs the old notes. As a result, both the new notes and the old notes will be treated as a single series of debt securities under the indenture. The exchange offer does not depend on any minimum aggregate principal amount of old notes being surrendered for exchange.

     As of the date of this prospectus, $500,000,000 aggregate principal amount of the old notes is outstanding, all of which is registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed
the close of business on           , 2004 as the record date for the exchange
offer for purposes of determining the persons to whom we will initially mail this prospectus and the letter of transmittal. There will be no fixed record date for determining holders of the old notes entitled to participate in these exchange offers.

     As a holder of old notes, you do not have any appraisal or dissenters' rights or any other right to seek monetary damages in court under the Georgia Business Corporation Code, as amended, or the indenture governing the notes. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act, the Exchange Act, and the related rules and regulations of the SEC. Old notes that are not surrendered for exchange in the exchange offer will remain outstanding, interest on those notes will continue to accrue and will be entitled to the rights and benefits the holders have under the indenture relating to the outstanding notes, except for any rights under the registration rights agreement that by their terms terminate upon consummation of the exchange offer.

     We will be deemed to have accepted validly surrendered old notes if and when we give oral or written notice of our acceptance to The Bank of New York, which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us and delivering exchange notes to the holders.

     If you surrender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described below under "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The "expiration date" means 5:00 p.m., New York City time, on             ,
2004, unless we extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer.

     In order to extend the exchange offer, we will:

     - notify the exchange agent of any extension by oral or written communication;

     - issue a press release or other public announcement, which will report the approximate number of old notes deposited, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     During any extension of the exchange offers, all old notes previously surrendered and not withdrawn will remain subject to the exchange offer.

     We reserve the right:

     - to delay accepting any old notes (in the event that the terms of the exchange offer are materially altered and the exchange offer is extended),

     -    to amend the terms of the exchange offer in any manner,

     -    to extend the exchange offer, or

     - if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

     Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose that amendment in a manner reasonably calculated to inform the holder of old notes of the amendment, and we will extend the exchange offer for a period of time that we will determine, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

     We will have no obligation to publish, advertise or otherwise communicate any public announcement that we may choose to make, other than by making a timely release to an appropriate news agency.

     In all cases, issuance of the new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal or a book-entry confirmation with an agent's message, in each case, with all other required documents. However, we reserve the absolute right to waive any conditions of the exchange offer, which we, in our reasonable discretion, determine are not satisfied or any defects or irregularities in the surrender of old notes. All conditions of the exchange offer will be satisfied or waived prior to the expiration of the exchange offer. If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver in a manner reasonably calculated to inform the holder of old notes of the waiver, and we will extend the exchange offer for at least five business days. If we do not accept any surrendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you want to exchange, we will return the unaccepted or non-exchanged old notes to you, or substitute old notes evidencing the unaccepted or non-exchanged portion, as appropriate. We will deliver new notes to tendering holders of old notes that are accepted for exchange and we will return any old notes that we do not accept for exchange for any reason to their tendering holder promptly after expiration or termination of the exchange offer. See the information set forth below under "-- Return of Old Notes."

INTEREST ON THE NEW NOTES

     The new notes will accrue cash interest on the same terms as the old notes, that is, at the rate of 8% per year, using a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on January 15 and July 15 of each year. Interest payments will be made to holders of record of the new notes on the immediately preceding January 1 and July 1. Old notes accepted for exchange will not receive accrued interest at the time of exchange. However, each new note will bear interest:

     - from the later of (1) the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or
          (2) if the old note is exchanged for the new note on a date after the record date for an interest payment date to occur on the new notes, the date of that interest payment date, or

     -    if no interest has been paid on the old note, from December 11, 2003.

PROCEDURES FOR TENDERING OLD NOTES

     If you wish to surrender old notes you must:

     - complete and sign the letter of transmittal or send a timely confirmation of a book-entry transfer of old notes to the exchange agent,

     - have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and

     - mail or deliver the required documents to the exchange agent at its address set forth in the letter of transmittal for receipt before the expiration date.

     In addition, either:

     - certificates for old notes must be received by the exchange agent along with the letter of transmittal;

     - a timely confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent before the expiration date; or

     - you must comply with the procedures described below under "-- Guaranteed Delivery Procedures."

     If you do not withdraw your surrender of old notes before the expiration date, it will indicate an agreement between you and us that you have agreed to surrender the old notes, in accordance with the terms and conditions in the letter of transmittal.

     The method of delivery of old notes, the letter of transmittal, and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. Do not send any letter of transmittal or old notes to us. You may request that your broker, dealer, commercial bank, trust company, or nominee effect the above transactions for you.

     If you are a beneficial owner of the old notes and you hold those old notes through a broker, dealer, commercial bank, trust company, or other nominee and you want to surrender your old notes, you should contact that intermediary promptly and instruct it to surrender the old notes on your behalf.

     Generally, an eligible institution must guarantee signatures on a letter of transmittal unless:

     - you tender your old notes as the registered holder, which term includes any participant in DTC whose name appears on a security listing as the owner of old notes, and the new notes issued in exchange for your old notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the old notes, or

     - you surrender your old notes for the account of an eligible institution.

     An "eligible institution" is:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     - a commercial bank or trust company having an office or correspondent in the United States, or

     - an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

     In each instance, the entity must be a member of one of the signature guarantee programs identified in the letter of transmittal.

     If the new notes or unexchanged old notes are to be delivered to an address other than that of the registered holder appearing on the security register for the old notes, an eligible institution must guarantee the signature in the letter of transmittal.

     Your surrender will be deemed to have been received as of the date when:

     - the exchange agent receives a properly completed and signed letter of transmittal accompanied by the old notes, or a confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC with an agent's message, or

     - the exchange agent receives a notice of guaranteed delivery from an eligible institution.

     Issuances of new notes in exchange for old notes surrendered pursuant to a notice of guaranteed delivery or letter to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal, and any other required documents, and deposit of the surrendered old notes, or confirmation of a book-entry transfer of the old notes into the exchange agent's account at DTC pursuant to the book-entry procedures described below.

     We will make the determination regarding all questions relating to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of surrendered old notes, and our determination will be final and binding on all parties.

     We reserve the absolute right to reject any and all old notes improperly surrendered. We will not accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities, or conditions of surrender as to any particular old note. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with surrenders of old notes within the time we determine. Although we intend to notify holders of defects or irregularities in connection with surrenders of old notes, neither we, the exchange agent, nor anyone else will incur any liability for failure to give that notice. Surrenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

     We have no current plan to acquire any old notes that are not surrendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not surrendered pursuant to the exchange offer. We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

     Pursuant to the letter of transmittal, if you elect to surrender old notes in exchange for new notes, you must exchange, assign, and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the surrendered old notes, with full power of substitution, among other things, to cause the old notes to be assigned, transferred and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth below to us. By executing the letter of transmittal you also promise, on our request, to execute and deliver any additional documents that we consider necessary to complete the transactions described in the letter of transmittal.

     By executing the letter of transmittal and surrendering old notes in the exchange offer, you will be representing to us that, among other things,

     - you have full power and authority to tender, exchange, assign, and transfer the old notes surrendered;

     - we will acquire good title to the old notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

     - you are acquiring the new notes in the ordinary course of your business;

     - you are not engaging in and do not intend to engage in a distribution of the new notes;

     - you have no arrangement or understanding with any person to participate in the distribution of the new notes;

     - you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offers for the purpose of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and that you cannot rely on the position of the SEC's staff set forth in their no-action letters;

     - you understand that a secondary resale transaction described above and any resales of new notes obtained by you in exchange for old notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the SEC; and

     - you are not an "affiliate," as defined in Rule 405 under the Securities Act, of us or, if you are an "affiliate," that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution" in this prospectus.

     Participation in the exchange offer is voluntary. You are urged to consult your financial advisors in making your decision on whether to participate in the exchange offer.

RETURN OF OLD NOTES

     If any old notes are not accepted for any reason described in this prospectus, or if old notes are withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return the unaccepted, withdrawn, or non-exchanged old notes to you or, in the case of old notes surrendered by book-entry transfer, into an account for your benefit at DTC, unless otherwise provided in the letter of transmittal. The old notes will be credited to an account maintained with DTC as promptly as practicable.

BOOK ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. To effectively tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Transfer Offer Program. DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the old notes that the participant has received and agrees to execute and be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant.

     A delivery of old notes through a book-entry transfer into the exchange agent's account at DTC will only be effective if an agent's message or the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at its address set forth in the letter of transmittal for receipt before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

     If you wish to surrender your old notes and (1) your old notes are not immediately available so that you can meet the expiration date deadline, (2) you cannot deliver your old notes or other required documents to the exchange agent before the expiration date, or (3) the procedure for book-entry transfer cannot be completed on a timely basis, you may nonetheless participate in the exchange offer if:

     -    you surrender your notes through an eligible institution;

     - before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by mail or hand delivery, showing the name and address of the holder, the name(s) in which the old notes are registered, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes surrendered; the notice of guaranteed delivery must state that the surrender is being made by the notice of guaranteed delivery and guaranteeing that, within five New York Stock Exchange trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the old notes, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other required documents, will be delivered by the eligible institution to the exchange agent; and

     - the properly executed letter of transmittal, as well as the certificate(s) representing all surrendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

     Unless old notes are surrendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the surrender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to surrender your old notes according to the guaranteed delivery procedures described above.

WITHDRAWALS OF TENDERS OF OLD NOTES

     You may withdraw your surrender of old notes at any time before the expiration date.

     To withdraw old notes surrendered in the exchange offer, the exchange agent must receive a written notice of withdrawal at its address set forth below before the expiration date. Any notice of withdrawal must:

     - specify the name of the person having deposited the old notes to be withdrawn,

     - identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes,

     - contain a statement that the holder is withdrawing the election to have the old notes exchanged,

     - be signed by the holder in the same manner as the original signature on the letter of transmittal used to surrender the old notes, and

     - specify the name in which any old notes are to be registered, if different from that of the registered holder of the old notes and, unless the old notes were tendered for the account of an eligible institution, the signatures on the notice of withdrawal must be guaranteed by an eligible institution. If old notes have been surrendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC.

     We, in our sole discretion, will make the final determination on all questions regarding the validity, form, eligibility, and time of receipt of notices of withdrawal, and our determination will bind all parties. Any old notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued in exchange unless the old notes so withdrawn are validly tendered again. Properly withdrawn old notes may be tendered again by following one of the procedures described above under "-- Procedures for Tendering Old Notes" at any time before the expiration date. Any old notes that are not accepted for exchange will be returned at no cost to the holder or, in the case of old notes surrendered by book-entry transfer, into an account for your benefit at DTC pursuant to the book-entry transfer procedures described above, promptly after withdrawal, rejection of surrender or termination of the exchange offer.

ADDITIONAL OBLIGATIONS

     We may be required, under certain circumstances, to file a shelf registration statement. See "Description of the New Notes -- Registration Rights; Special Interest" in this prospectus. In any event, we are under a continuing obligation, for a period of up to 180 days after the SEC declares the registration statement of which this prospectus is a part effective, to keep the registration statement effective, subject to our ability to suspend the effectiveness of any registration statement as described in the registration rights agreement.

CONDITIONS OF THE EXCHANGE OFFER

     Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer before acceptance of the old notes, if:

     - any statute, rule, or regulation has been enacted or any action has been taken or threatened by any court or governmental authority that, in our reasonable judgment, seeks to or would prohibit, restrict, or otherwise render consummation of the exchange offer illegal; or

     - any change, or any development that would cause a change, in our business or financial affairs has occurred that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or that would materially impair the contemplated benefits to us of the exchange offer (these benefits being the satisfaction of our obligations under the registration rights agreement to issue and exchange the new notes for the old notes as described above under "-- Purpose and Effect of the Exchange Offers"); or

     - a change occurs in the current interpretations by the staff of the SEC that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

     If we, in our reasonable discretion, determine that any of the above conditions is not satisfied, we may:

     - refuse to accept any old notes and return all surrendered old notes to the surrendering holders,

     - extend the exchange offer and retain all old notes surrendered before the expiration date, subject to the holders' right to withdraw the surrender of the old notes, or

     - waive any unsatisfied conditions regarding the exchange offer and accept all properly surrendered old notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver in a manner reasonably calculated to inform the holder of old notes of the waiver, and we will extend the exchange offer for at least five business days if the exchange offer would have otherwise expired.

     All conditions of the exchange offer will be satisfied or waived prior to the expiration of the exchange offer.

EXCHANGE AGENT

     We have appointed The Bank of New York as the exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following address:

                              The Bank of New York
                               101 Barclay Street
                         Reorganization Unit - Floor 7E
                            New York, New York 10286
                               Att: Diane Amoroso
                              Tel: (212) 815-3738
                              Fax: (212) 298-1915

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, or in person by our officers and regular employees or by officers and employees of our affiliates. No additional compensation will be paid to any officers and employees who engage in soliciting tenders.

     We have not retained any dealer-manager or other soliciting agent for the exchange offers and will not make any payments to brokers, dealers, or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

     We will pay all expenses incurred in connection with the performance of our obligations in the exchange offer, including registration fees, fees and expenses of the exchange agent, the transfer agent and registrar, and accounting and legal fees and printing costs, among others. The expenses are estimated in the aggregate to be approximately $300,000.

     We will pay all transfer taxes, if any, applicable to the exchange of the old notes. If, however, new notes, or old notes for principal amounts not surrendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes surrendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person surrendering the notes. If you do not submit satisfactory evidence of payment of those taxes or exemption from payment of those taxes with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Old notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

     -    to us or to any of our subsidiaries;

     - inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

     - inside the United States to an institutional accredited investor that, before the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old notes, the form of which you can obtain from the trustee and, if such transfer is in respect of an aggregate principal amount of old notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to us that the transfer complies with the Securities Act;

     - outside the United States in compliance with Rule 904 under the Securities Act,

     - pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available; or

     -    pursuant to an effective registration statement under the Securities
          Act.

     The liquidity of the old notes could be adversely affected by the exchange offer. See "Risk Factors -- Risks Related to Our Indebtedness and the
Notes -- An active trading market for the notes may not develop, which could reduce their value" in this prospectus.

ACCOUNTING TREATMENT

     For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes over the remaining term of the notes.

                          DESCRIPTION OF THE NEW NOTES

     The form and terms of the new notes and the old notes are identical in all material respects, except that transfer restrictions, penalty interest provisions and registration rights applicable to the old notes do not apply to the new notes. Unless otherwise specified or unless the context requires otherwise, references in this section to the "notes" are references to the old notes and to the new notes offered in the exchange offer. The old notes were, and the new notes will be, issued under an indenture, dated as of December 11, 2003, between our company and The Bank of New York, as trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939. The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. You should read the indenture, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act, in its entirety for provisions that may be important to you. The indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You can find definitions of certain capitalized terms used in this description in the indenture and below under "-- Certain Definitions." For purposes of this Description of the New Notes, references to "Georgia-Pacific," "company," "we," "our" or "us" refer solely to Georgia-Pacific Corporation, and not to any of Georgia-Pacific's subsidiaries.

     The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES

THE NOTES

     The notes will be:

         -    our general unsecured obligations;

         - pari passu in right of payment with all of our existing and future unsecured senior Indebtedness;

         - effectively junior to our secured Indebtedness up to the value of the collateral securing such Indebtedness;

         - effectively junior to our debt that has been guaranteed by subsidiaries with respect to the assets and earnings for those subsidiaries;

         - effectively junior to all existing and future indebtedness of our subsidiaries and other liabilities of our subsidiaries, including trade payables; and

         - senior in right of payment to any of our future subordinated indebtedness.

PRINCIPAL, MATURITY AND INTEREST

     On December 11, 2003, Georgia-Pacific issued $500 million in aggregate principal amount of old notes. Subject to compliance with certain of the covenants in the agreements evidencing certain of our other indebtedness, Georgia-Pacific may issue additional notes under the indenture from time to time after the offering. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Georgia-Pacific will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on January 15, 2024.

     Interest on the notes will accrue at the rate of 8% per annum and will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2004. Georgia-Pacific will make each interest payment to the holders of record on the immediately preceding January 1 and July 1.

     Interest on the notes will accrue from December 11, 2003 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     For so long as the notes remain in the form of global securities, we will pay all principal, interest and premium, if any, on the notes to the depository or its nominee as the registered holder of the global securities representing the notes. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Georgia-Pacific elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee will initially act as paying agent and registrar. Georgia-Pacific may change the paying agent or registrar without prior notice to the holders of the notes, and Georgia-Pacific or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Georgia-Pacific is not required to transfer or exchange any note selected for redemption. Also, Georgia-Pacific is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

OPTIONAL REDEMPTION

     We may at any time at its option redeem all or part of the notes upon not less than 30 nor more than 60 days' prior notice at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed and
(2) as determined by the Quotation Agent, the sum of the present values of 100% of the principal amount of the notes being redeemed, plus all scheduled payments of interest on such notes to and including January 15, 2024 (but not including accrued and unpaid interest to the redemption date), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together in each case with accrued and unpaid interest and Special Interest, if any, to the redemption date.

MANDATORY REDEMPTION

     We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

CERTAIN COVENANTS

LIMITATION ON LIENS

     We may not, nor may we permit any restricted subsidiary, as defined below, to, create or assume any mortgage, security interest, pledge or lien, collectively, a "lien," upon any principal property, as defined below, or upon the shares of stock or indebtedness of any restricted subsidiary, without equally and ratably securing the notes. However, this restriction does not apply to:

         (1) liens on any principal property existing at the time of its acquisition and liens created contemporaneously with or within 120 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the completion of the acquisition, improvement or construction of such property to secure payment of the purchase price of such property or the cost of such construction or improvement;

         (2) liens on property or shares of stock or indebtedness of a corporation existing at the time it is merged into or its assets are acquired by us or a restricted subsidiary;

         (3) liens on property or shares of stock or indebtedness of a corporation existing at the time it becomes a restricted subsidiary;

         (4) liens securing debts of a restricted subsidiary to us and/or one or more of our subsidiaries;

         (5) liens in favor of a governmental unit to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition of or improvements to property subject thereto;

         (6) liens on timberlands in connection with an arrangement under which we and/or one or more restricted subsidiaries are obligated to cut or pay for timber in order to provide the lien holder with a specified amount of money, however determined;

         (7) liens created or assumed in the ordinary course of the business of exploring for, developing or producing oil, gas or other minerals (including borrowings in connection therewith) on, or on any interest in, or on any proceeds from the sale of, property acquired for such purposes, production therefrom (including the proceeds thereof), or material or equipment located thereon;

         (8) liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business;

         (9) liens to extend, renew or replace any liens referred to in clauses
     (1) through (8) or this clause (9) or any lien existing on the date of the indenture;

         (10) mechanics', workmen's and similar liens;

         (11) liens arising out of litigation or judgments being contested; and

         (12) liens for taxes not yet due, or being contested, landlords' liens, tenants' rights under leases, easements, and similar liens not impairing the use or value of the property involved.

See "-- Exemption from Limitations on Liens and Sale and Leaseback" below.

LIMITATION ON SALE AND LEASEBACK

     Transactions involving sale and leaseback by us or one or more restricted subsidiaries of any principal property, except for leases not exceeding three years, are prohibited unless:

         (1) we and/or such restricted subsidiary or subsidiaries would be entitled to incur indebtedness secured by a lien on that property without securing the notes;

         (2) an amount equal to the value of the sale and leaseback is applied within 120 days to:

         - the voluntary retirement of indebtedness for borrowed money of Georgia-Pacific or any restricted subsidiary maturing more than one year after the date incurred and which is senior to or equal with the notes in right of payment ("funded debt"); or

         - the purchase of other property that will constitute principal property having a value at least equal to the net proceeds of the sale; or

         (3) we and/or a restricted subsidiary shall deliver to the trustee for cancellation funded debt (including the notes in an aggregate principal amount at least equal to the net proceeds of the sale).

See "-- Exemption from Limitations on Liens and Sale and Leaseback."

EXEMPTION FROM LIMITATIONS ON LIENS AND SALE AND LEASEBACK

     We and/or one or more restricted subsidiaries are permitted to create or assume liens or enter into sale and leaseback transactions that would not otherwise be permitted under the limitations described under "-- Limitation on Liens" and "-- Limitation on Sale and Leaseback", provided that the sum of the aggregate amount of all indebtedness secured by these liens (not including indebtedness otherwise permitted under the exceptions described in clauses (1) through (12) under "-- Limitation on Liens") and the value of all of these sale and leaseback transactions (not including those that are for less than three years or in respect of which indebtedness is retired or property is purchased or notes are delivered, as described under "-- Limitation on Sale and Leaseback") will not exceed 5% of the net tangible assets, as defined below, of us and our restricted subsidiaries.

MERGER, SALE AND LEASE

     Under the indenture, we may consolidate with or merge into any other corporation or sell, convey or lease all or substantially all of our properties and assets to any person, without the consent of the holders of any of the outstanding notes, provided that:

     - any successor or purchaser will expressly assume the due and punctual payment of the principal of and interest on all the notes and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us under a supplemental indenture; and

     - we have delivered to the trustee an opinion of counsel stating compliance with these provisions.

     - immediately after the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, occurs and continues; and

     -    certain other conditions are met.

     If upon any merger of us with or into any other corporation, or upon any sale or lease of all or substantially all of our properties, any principal property of Georgia-Pacific or a restricted subsidiary or any shares of stock or indebtedness of a restricted subsidiary owned immediately prior to such merger, sale or lease would, thereupon, become subject to any lien other than liens permitted, without securing the notes, prior to such event, we will secure the notes equally with all of our other obligations so secured, by a lien on such principal property, shares or indebtedness prior to all liens other than any liens existing up to that time thereon and liens so permitted by those sections of the indenture.

EVENTS OF DEFAULT

     The indenture provides that the following events constitute Events of
Default:

     - failure to pay any interest or Special Interest, if any, upon the notes when due, and that failure continues for 30 days;

     - failure to pay the principal of, or premium, if any, on, the notes when due at its maturity or upon acceleration;

     - failure to perform any other covenants or warranties in the indenture and such failure continues for 90 days after written notice as provided in the indenture; and

     - certain events of bankruptcy, insolvency or reorganization of Georgia-Pacific.

     If an Event of Default with respect to the notes at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding notes may declare the principal amount of all notes due and payable immediately. At any time after a declaration of acceleration with respect to the notes has been made but, before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul that acceleration if all events of default, other than the non-payment of accelerated principal (or specified portion thereof) with respect to the notes, have been cured or waived as provided in the indenture.

     Holders of the notes may not enforce the indenture or notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or Special Interest.

     The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium and Special Interest on, or the principal of, the notes.

     Georgia-Pacific is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Georgia-Pacific is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Georgia-Pacific, as such, will have any liability for any obligations of Georgia-Pacific under the notes, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Georgia-Pacific may, at its option and at any time, elect to have all of its obligations discharged with respect to the notes except for:

         (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such notes when such payments are due from the trust referred to below;

         (2) Georgia-Pacific's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

         (3) the rights, powers, trusts, duties and immunities of the trustee, and Georgia-Pacific's obligations in connection therewith; and

         (4) the Legal Defeasance provisions of the indenture.

     In addition, Georgia-Pacific may, at its option and at any time, elect to have the obligations of Georgia-Pacific released with respect to certain covenants in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default" will no longer constitute Events of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

         (1) Georgia-Pacific must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on the outstanding notes on the stated maturity or on the redemption date, as the case may be, and Georgia-Pacific must specify whether such notes are being defeased to maturity or to a particular redemption date;

         (2) in the case of Legal Defeasance, Georgia-Pacific has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Georgia-Pacific has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (3) in the case of Covenant Defeasance, Georgia-Pacific has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (4) no Default or Event of Default has occurred and is continuing on the date of such deposit under the indenture (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

         (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Georgia-Pacific or any of its restricted subsidiaries is a party or by which Georgia-Pacific or any of its restricted subsidiaries is bound;

         (6) Georgia-Pacific must deliver to the trustee an officers' certificate stating that the deposit was not made by Georgia-Pacific with the intent of preferring the holders of notes being defeased over the other creditors of Georgia-Pacific with the intent of defeating, hindering, delaying or defrauding creditors of Georgia-Pacific or others; and

         (7) Georgia-Pacific must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the notes and the indenture may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the notes and the indenture may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     With respect to the notes, without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

         (1) reduce the principal amount of such notes whose holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any such note or alter the provisions with respect to the redemption of such notes;

         (3) reduce the rate of or change the time for payment of interest on any such note;

         (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on such notes (except a rescission of acceleration of such notes by the holders of at least a majority in aggregate principal amount of the notes, and a waiver of the payment default that resulted from such acceleration);

         (5) make any such note payable in money other than that stated in the notes;

         (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of the notes to receive payments of principal of, or interest or premium or Special Interest, if any, on the notes;

         (7) waive a redemption payment with respect to any such note; or

         (8) make any change in the preceding amendment and waiver provisions.

     With respect to the notes, notwithstanding the preceding paragraphs, without the consent of any holder of such notes, Georgia-Pacific and the trustee may amend or supplement the indenture or the notes:

         (1) to cure any ambiguity, defect, omission or inconsistency;

         (2) to provide for uncertificated notes in addition to or in place of certificated notes;

         (3) to provide for the assumption of Georgia-Pacific's obligations to holders of such notes in the case of a merger or consolidation or sale of all or substantially all of Georgia-Pacific's assets;

         (4) to make any change that would provide any additional rights or benefits to the holders of such notes or that does not adversely affect the legal rights under the indenture of any such holder;

         (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

         (6) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

         (1) either:

               (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Georgia-Pacific, have been delivered to the trustee for cancellation; or

               (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Georgia-Pacific has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

         (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Georgia-Pacific is a party or by which Georgia-Pacific is bound;

         (3) Georgia-Pacific has paid or caused to be paid all sums payable by it under the indenture; and

         (4) Georgia-Pacific has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, Georgia-Pacific must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of Georgia-Pacific, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by following the instructions under the section "Where You Can Find More Information" in this prospectus.

CERTAIN DEFINITIONS

     The following terms are defined in more detail in the indenture.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

     "Comparable Treasury Price" means, with respect to any redemption date:

         (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or

         (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Net Tangible Assets" means, at any date, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, (2) any item representing investments, as defined in the indenture, in Subsidiaries that are not Restricted Subsidiaries, as defined in the indenture, and (3) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all of the foregoing as set forth on the most recent consolidated balance sheet of Georgia-Pacific and computed in accordance with generally accepted accounting principles.

     "Principal Property" means any mill, manufacturing plant or facility or timberlands owned by us or one or more restricted subsidiaries and located within the continental United States, but does not include any such mill, plant, facility or timberlands which are acquired after the date of the indenture for the disposal of solid waste or control or abatement of atmospheric pollutants or contaminants, or water, noise or other pollutants, or which in the opinion of our board of directors is not of material importance to our total business and our restricted subsidiaries as an entirety, and does not include timberlands designated by our board of directors as being held primarily for development or sale, or minerals or mineral rights.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the trustee to act as the Quotation Agent after consultation with Georgia-Pacific.

     "Reference Treasury Dealer" means any of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and UBS Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Georgia-Pacific shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 pm on the third business day preceding such redemption date.

     "Restricted Subsidiary" means a subsidiary substantially all of the property of which is located within the continental United States and which itself, or with us or one or more other restricted subsidiaries, owns a principal property.

     "Special Interest" means interest payable on the notes in the event of a registration default, the amount of which shall be determined as provided above under the caption "-- Registration Rights; Special Interest."

     "Subsidiary" means any corporation a majority of the outstanding voting stock of which is owned or controlled by us or one or more subsidiaries and which is consolidated in our accounts.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Notes will be issued at the closing of this exchange offer only against exchange of old notes in immediately available funds.

     The notes initially will be represented by two or more notes in registered, global form without interest coupons, collectively, the Global Notes. The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company, or DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See the information set forth below under "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by them. Georgia-Pacific takes no responsibility for these operations and procedures and urges investors to contact DTC or their participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it:

         (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

         (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest and premium and Special Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Georgia-Pacific and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Georgia-Pacific, the trustee nor any agent of Georgia-Pacific or the trustee has or will have any responsibility or liability for:

         (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

         (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Georgia-Pacific. Neither Georgia-Pacific nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Georgia-Pacific and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Georgia-Pacific nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive notes in registered certificated form, Certificated Notes, if:

         (1) DTC (a) notifies Georgia-Pacific that it is unwilling or unable to continue as depository for the Global Notes and Georgia-Pacific fails to appoint a successor depository or (b) has ceased to be a clearing agency registered under the Exchange Act;

         (2) Georgia-Pacific, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

         (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures) and will bear an applicable restrictive legend unless that legend is not required by applicable law.

SAME DAY SETTLEMENT AND PAYMENT

     We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. We will make all payments of principal, interest and premium and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; SPECIAL INTEREST

     The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the old notes. See "-- Additional Information above."

     In connection with the closing of the offering, Georgia-Pacific and the initial purchasers entered into the registration rights agreement effective December 11, 2003. Pursuant to the registration rights agreement, we agreed to file with the SEC a registration statement of which this prospectus is a part (as used in this subsection, the "exchange offer registration statement") with respect to the exchange of the old notes for new notes having the same terms as the old notes. Upon the effectiveness of the exchange offer registration statement, we agreed to offer to the holders of Transfer Restricted Securities (defined below) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for new notes.

     The registration rights agreement provides that:

         (1) Georgia-Pacific will file the exchange offer registration statement with the SEC on or prior to 90 days after the closing of the offering (March 10, 2004);

         (2) Georgia-Pacific will use reasonable best efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after the closing of the offering (June 8, 2004);

         (3) Georgia-Pacific will use reasonable best efforts to commence and complete the exchange offer on or prior to the 30th business day, or longer, if required by the federal securities laws, after the date on which the exchange offer registration statement is declared effective by the SEC, and exchange new notes for all old notes that have been properly tendered and not withdrawn on or prior to the expiration of the exchange offer; and

         (4) if obligated to file the shelf registration statement, Georgia-Pacific will use reasonable best efforts to file the shelf registration statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the SEC on or prior to 150 days after such obligation arises.

     If:

         (1) Georgia-Pacific is not:

               (a) required to file the exchange offer registration statement;
         or

               (b) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

         (2) any holder of Transfer Restricted Securities notifies Georgia-Pacific prior to the 20th day following consummation of the exchange offer that:

               (a) it is prohibited by law or SEC policy from participating in the exchange offer; or

               (b) that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

               (c) that it is a broker-dealer and owns notes acquired directly from Georgia-Pacific or an affiliate of Georgia-Pacific,

then Georgia-Pacific will file with the SEC a shelf registration statement to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

     Georgia-Pacific will use reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

     For purposes of the preceding, "Transfer Restricted Securities" means each old note until:

         (1) the date on which such note has been exchanged by a Person other than a broker-dealer for a new note in the exchange offer;

         (2) following the exchange by a broker-dealer in the exchange offer of an old note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

         (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement;

         (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act;

         (5) the date on which such note is eligible to be sold pursuant to paragraph (k) of Rule 144; or

         (6) the date on which such note ceases to be outstanding.

     If:

         (1) Georgia-Pacific fails to file any of the registration statements required by the registration rights agreement on or before the date specified above for such filing; or

         (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified above for such effectiveness (the "Effectiveness Target Date"); or

         (3) Georgia-Pacific fails to consummate the exchange offer before the 31st business day after the Effectiveness Target Date with respect to the exchange offer registration statement; or

         (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter is withdrawn or subject to an effective stop order pursuant to Section 8(d) of the Securities Act suspending the effectiveness of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then Georgia-Pacific will pay Special Interest to each affected holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.25% per annum of the principal amount of notes held by such holder.

     The amount of the Special Interest will increase by an additional 0.25% per annum of the principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of 1.0% per annum of the principal amount of notes.

     Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

     Holders of old notes will be required to make certain representations to Georgia-Pacific (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify Georgia-Pacific against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from Georgia-Pacific.

                         CERTAIN UNITED STATES FEDERAL
                            INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the exchange of old notes for new notes, as well as the ownership and disposition of the new notes. Unless otherwise stated under the heading "Non-U.S. holders," below, this summary deals only with notes that are acquired in connection with this exchange offer and held as capital assets by U.S. holders, as defined below. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currency, tax-exempt investors, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, corporations that accumulate earnings to avoid U.S. federal income tax and United States expatriates. This summary also does not address the tax consequences to U.S. holders that have a functional currency other than the U.S. Dollar, partnerships or other entities treated as partnerships that hold notes, persons that hold notes as part of a straddle, hedging, constructive sale or conversion transaction, or shareholders, partners or beneficiaries of a holder of notes. It also does not include any description of any tax consequences under the tax laws of any state or local government or of any foreign government that may be applicable to the notes. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to in this prospectus as the Code, Treasury regulations under the Code, which we refer to in this prospectus as the Treasury Regulations, and administrative and judicial interpretations of the Code, as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis.

     As used in this section, the term "U.S. holder" means any beneficial owner of notes that is, for United States federal income tax purposes,

     -    a citizen or resident of the United States,

     - corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

     - an estate the income of which is subject to United States federal income taxation regardless of its source, or

     - a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

     As used in this discussion, the term Non-U.S. holder means a beneficial owner of notes that is an individual, corporation, estate or trust and is not a U.S. holder.

     You should consult your own tax advisor to determine the effect of federal, state, local and foreign income tax laws with respect to the exchange of old notes for new notes and the continuing investment in the notes.

TAX CONSEQUENCES OF THE EXCHANGE OFFERS

     Under current law, the exchange of old notes for new notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes. Accordingly,

     - holders will not recognize taxable gain or loss upon the receipt of new notes in exchange for old notes in the exchange offer,

     - the holding period for a new note received in the exchange offer will include the holding period of the old note surrendered in exchange therefor, and

     - the adjusted tax basis of a new note immediately after the exchange will be the same as the adjusted tax basis of the old note surrendered in exchange therefor.

     We are obligated to pay additional interest on the notes under certain circumstances described under "Description of the New Notes -- Registration Rights; Special Interest." Although the matter is not free from doubt, such additional interest should be taxable as interest under the rules described below in the event that additional interest is paid. It is possible, however, that the Internal Revenue Service, or the IRS, may take a different position with respect to the treatment of such additional interest. Holders should consult their own tax advisors about payments of such additional interest.

U.S. HOLDERS

     INTEREST INCOME. Except as set forth below, stated interest on a new note will be includible in a U.S. holder's gross income as ordinary interest income at the time it is accrued or received in accordance with the U.S. holder's method of accounting for United States federal income tax purposes.

     MARKET DISCOUNT. A U.S. holder who purchases a note for an amount that is less than its stated principal amount will be treated as having purchased the note with "market discount" unless the discount is less than a specified de minimis amount. Under the market discount rules, a U.S. holder generally will be required to treat any gain realized on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of any accrued market discount not previously included in income. For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. holder's acquisition of the note to the maturity date of the note, unless the U.S. holder makes an election to accrue market discount on a constant yield basis. A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity date of the note or certain earlier dispositions.

     A U.S. holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding (1) the treatment as ordinary income of gain upon the disposition of the note and (2) the deferral of interest deductions, will not apply. Generally, currently included market discount is treated as ordinary interest income for federal income tax purposes. An election to include market discount as it accrues will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service.

     AMORTIZABLE BOND PREMIUM. In general, a U.S. holder acquires a debt instrument with "amortizable bond premium" if the U.S. holder's basis in the debt instrument immediately after its acquisition (generally, the holder's acquisition cost) exceeds the sum of all amounts payable on the debt instrument after the acquisition date (other than stated interest). A special rule applies to determine the amounts that are payable on debt instruments (such as the notes) that may be redeemed at the issuer's option prior to maturity. Under this special rule, the issuer will be deemed to exercise a call option or combination of call options in the manner that maximizes the holder's yield on the debt instrument. The result of this special rule is that smaller amounts of premium will be allocable to the period prior to the date on which the debt instrument may be redeemed. If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the holder's "adjusted acquisition price," which is an amount equal to the U.S. holder's adjusted tax basis in the debt instrument, less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than stated interest payments). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

     In general, a U.S. holder amortizes bond premium under Section 171 of the Code by offsetting the stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the stated interest allocable to such period, the excess is treated by the holder as a bond premium deduction. However, the bond premium deduction for each accrual period is limited to the amount by which the U.S. holder's total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period. In order to amortize bond premium under these rules, a U.S. holder must make an affirmative election in the manner prescribed by applicable Treasury Regulations. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the Internal Revenue Service.

     CONSTANT YIELD ELECTION. In lieu of applying the rules described above, U.S. holders may make a "constant yield election" under Treasury Regulation section 1.1272-3 with respect to their notes. Generally, if this election were to be made with respect to a note, all stated interest and market discount (including de minimis market discount), as adjusted by any amortizable bond premium, would be treated by the electing U.S. holder as if it were original issue discount and would be included in the holder's gross income as it accrues on a constant yield basis, regardless of the holder's regular method of tax accounting. In determining the note's yield for this purpose, the adverse presumption under the amortizable bond premium rules (pursuant to which an issuer's call right is deemed to be exercised if it maximizes the holder's yield) would not apply. A constant yield election applies only to the note with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service. A U.S. holder considering this election should consult a tax advisor.

     SALE, EXCHANGE OR RETIREMENT OF NEW NOTES. Upon sale, exchange (other than an exchange of old notes for new notes pursuant to the exchange offer), or retirement of a new note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement (less an amount equal to any accrued but unpaid interest not previously included in income, which would be taxable as interest income) and the U.S. holder's adjusted tax basis in the new note. A U.S. holder's adjusted tax basis in a new note will generally equal the holder's acquisition cost for such new note, increased by the amount of market discount previously included in income by such holder with respect to such new note and reduced by any principal payments received, and any amortizable bond premium deducted, by the U.S. holder. Subject to the market discount rules discussed above, gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange, or retirement, the new note was held for more than one year. Under current law, net capital gains of non-corporate taxpayers, under certain circumstances, are taxed at lower rates than items of ordinary income. The deduction of capital losses is subject to certain limitations.

NON-U.S. HOLDERS

     INTEREST INCOME. Generally, interest income of a Non-U.S. holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate or, if applicable, a lower tax rate specified by a treaty, provided the Non-U.S. holder provides the payor with a properly executed IRS Form W-8BEN (or a suitable substitute form) claiming such lower treaty rate. However, interest income earned on the new notes by a Non-

U.S. holder may qualify for the "portfolio interest" exemption and therefore not be subject to United States federal income tax or withholding tax, if such interest income is not effectively connected with a United States trade or business of the Non-U.S. holder and if:

     - the Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

     - the Non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership,

     - the Non-U.S. holder is not a bank whose receipt of interest on the new notes is described in Section 881(c)(3)(A) of the Code,

     - the Non-U.S. holder certifies to us or our agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address or otherwise satisfies applicable identification requirements, and

     - neither we nor our paying agent knows or has reason to know that the conditions of the exemption are, in fact, not satisfied.

     In the case of new notes held by partnerships, the certification described above must be provided by the partners, rather than by the partnerships and the partnership must provide certain information, including a U.S. taxpayer identification number. A look through rule applies in the case of tiered partnerships.

     Unless an applicable treaty otherwise provides, a Non-U.S. holder generally will be taxed in the same manner as a U.S. holder with respect to interest if the interest income is effectively connected with a United States trade or business of the Non-U.S. holder and, in the case of a Non-U.S. holder that is eligible for benefits of an income tax treaty with the United States, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States. Such effectively connected interest received or accrued by a corporate Non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate or, if applicable, a lower tax rate specified by a treaty. Even though such effectively connected interest is subject to U.S. income tax and may be subject to the branch profits tax, it is not subject to U.S. withholding tax if the holder delivers a properly executed IRS Form W-8ECI (or a suitable substitute form) to us or our paying agent and neither we nor our paying agent knows or has reason to know that the information on the form is incorrect.

     SALE, EXCHANGE, OR RETIREMENT OF NEW NOTES. A Non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, or retirement of new notes unless

     - the gain is effectively connected with a United States trade or business of the Non-U.S. holder and, in the case of a Non-U.S. holder that is eligible for benefits of an income tax treaty with the United States, the gain is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States, or

     - in the case of a Non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States.

     CERTAIN U.S. FEDERAL ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS. A note held by an individual who is not a U.S. citizen or resident at the time of death will not be includable in the decedent's gross estate for United States federal estate tax purposes, provided that any payments to such individual on the note would be eligible for the "portfolio interest" exemption described above under "Interest Income" without regard to the certification requirements described in that section.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     In general, information reporting on IRS Form 1099 will apply to payments to a U.S. holder of principal, premium, if any, and interest on a new note and the proceeds of the sale of a new note. Backup withholding tax may apply to such payments to a non-corporate U.S. holder if that U.S. holder:

     - fails to furnish or certify its correct taxpayer identification number to us or our paying agent in the manner required,

     - is notified by the IRS that it has failed to report payments of interest or dividends properly,

     - or under certain circumstances, fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

     Information reporting on IRS Form 1099 and backup withholding tax will not apply to payments of interest on new notes to a Non-U.S. Holder if the certification or identification requirements described in "-- Non-U.S.
Holders -- Interest Income" are satisfied by the holder, unless the payor knows or has reason to know that the holder is not entitled to an exemption from information reporting or backup withholding tax. However, information reporting to the Internal Revenue Service on Form 1042-S generally will apply to such payments and the amount of tax, if any, withheld with respect to such payments. Copies of these information returns may also be made available to the tax authorities in the country in which the holder resides under the provisions of any applicable income tax treaty.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of new notes effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless the broker is a United States person or has certain connections to the United States. Payment of the proceeds of any such sale effected outside the United States by a foreign office of a broker described in the preceding sentence will not be subject to backup withholding tax, but will be subject to information reporting requirements, unless the broker has documentary evidence in its records that the beneficial owner is a Non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the new notes provides the certification described in "-- Non-U.S.
holders -- Interest Income" or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a credit against that holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service. The rate for backup withholding tax is currently 28%, subject to a scheduled increase after 2010.

     THE FOREGOING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF NOTES IS INTENDED FOR GENERAL INFORMATION. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR AS THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE CONTINUING INVESTMENT IN THE NOTES AS WELL AS THE CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN INCOME TAX LAW. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF INCOME TAX TREATIES AND REPORTING REQUIREMENTS WITH REGARD TO AN INVESTMENT IN THE NOTES.

                              PLAN OF DISTRIBUTION

     We are not using any underwriters for the exchange offer.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for old notes acquired by the broker-dealer as a result of market-making or other trading activities. For a period of up to 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents. In addition, during this 180-day period, all dealers effecting transactions in the new notes may be required to deliver a prospectus. In any event, we are under a continuing obligation, for a period of up to 180 days after the SEC declares the registration statement of which this prospectus is a part effective, to keep the registration statement effective, subject to our ability to suspend the effectiveness of the registration statement as described in the registration rights agreement.

     We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit resulting from these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the exchange offer (other than commissions or concessions of any brokers or dealers), subject to certain prescribed limitations, and will indemnify the holders of the old notes and the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     By its acceptance of the exchange offer, any broker-dealer that receives new notes pursuant to the exchange offer hereby agrees to notify us prior to using the prospectus in connection with the sale or transfer of new notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any change in the prospectus in order to make the statements therein not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the prospectus until we have notified such broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to such broker-dealer.

                                 LEGAL MATTERS

     Certain legal matters with respect to the new notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

                                    EXPERTS


     The consolidated financial statements of Georgia-Pacific Corporation for the three years ended January 3, 2004 appearing in Georgia-Pacific Corporation's Current Report on Form 8-K filed with the SEC on May 20, 2004 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          GEORGIA-PACIFIC CORPORATION

                               OFFER TO EXCHANGE

                            8% SENIOR NOTES DUE 2024
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                      FOR

                          ALL OUTSTANDING UNREGISTERED
                            8% SENIOR NOTES DUE 2024

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code ("GBCC") provides that a corporation may indemnify a director against liability incurred (a) in a civil proceeding (1) if, in the case of conduct in such director's capacity as a director, the conduct was in good faith and reasonably believed by such director to be in the best interests of the corporation, and
(2) if, in all other cases, such director's conduct was at least not opposed to the best interests of the corporation; and (b) in a criminal proceeding, if the director had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851, or in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that personal benefit was improperly received by such director, whether or not involving action in such director's capacity as a director. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, an appropriate court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director even if the director has not met the relevant standard of conduct set forth Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or
(2) of subsection (d) of Section 14-2-851 of the GBCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     Section 14-2-852 of the GBCC provides that, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because such director was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

     Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer of the corporation to the same extent as a director. If the officer is not a director, (or if the officer is a director but the sole basis on which such person is made a party to the proceeding is an act or omission solely as an officer) to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes (1) appropriation, in violation of such person's duties, of any business opportunity of the corporation, (2) acts or omissions that involve intentional misconduct or a knowing violation of law, or (3) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. Finally, a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action by its board of directors or contract.

     In accordance with Georgia-Pacific Corporation's restated Articles of Incorporation, as amended, a director of Georgia-Pacific Corporation is not liable to Georgia-Pacific Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability related to (1) any appropriation of any business opportunity of

Georgia-Pacific Corporation, (2) acts or omissions that involve intentional misconduct or a willful violation of law or (3) any transactions from which the director received an improper personal benefit.

     In accordance with Georgia-Pacific Corporation's restated Bylaws, every person (and the heirs and personal representatives of such person) who is or was a director, officer, employee or agent of Georgia-Pacific Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise in which such person served as such at the request of Georgia-Pacific Corporation, shall be indemnified by Georgia-Pacific Corporation against any and all liability and expenses (including, without limitation, counsel fees and disbursements, and amounts of judgments, fines or penalties against, or amounts paid in settlement by, a director, officer, employee or agent) actually and reasonably incurred by such person in connection with or resulting from any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative or in connection with any appeal relating thereto, in which such person may become involved, as a party or otherwise, or with which such person may be threatened, by reason of being or having been a director, officer, employee or agent of Georgia-Pacific Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or omitted by such person in such person's capacity as such director, officer, employee or agent whether or not such person continues to be such at the time such liability or expense shall have been incurred.

     Every person (and the heirs and personal representatives of such person), to the extent that such person has been successful on the merits or otherwise with respect to any claim, action, matter, suit or proceeding is entitled to indemnification, as of right, for expenses (including attorney's fees) actually and reasonable incurred by such person in connection therewith. Except as provided in the preceding sentence, upon receipt of a claim for indemnification under Georgia-Pacific Corporation's restated Bylaws, the Board of Directors of Georgia-Pacific Corporation shall, if the claim is made by a director or officer of Georgia-Pacific Corporation, determine whether the claimant met the applicable standard of conduct as set forth in paragraphs (A) and (B) below. If such determination has not been made within 90 days after the claim is asserted, the claimant shall have the right to require that the determination be submitted to the shareholders at the next regular meeting of shareholders by vote of a majority of the shares entitled to vote thereon. If a claim is made by a person who is not a director or officer of Georgia-Pacific Corporation, the appropriate officers of Georgia-Pacific Corporation shall determine, subject to applicable law, the manner in which there shall be made the determination as to whether the claimant met the applicable standard of conduct as set forth in paragraphs (A) and (B) below. In the case of each claim for indemnification, Georgia-Pacific Corporation shall pay the claim to the extent the determination is favorable to the person making the claim.

         (A) In the case of a claim, action, suit or proceeding other than by or in the right of Georgia-Pacific Corporation to procure a judgment in its favor, the director, officer, employee or agent must have acted in a manner reasonably believed to be in or not opposed to the best interests of Georgia-Pacific Corporation, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful. In addition, any director seeking indemnification must not have been adjudged liable on the basis that any personal benefit was received by such person.

         (B) In the case of a claim, action, suit or proceeding by or in the right of Georgia-Pacific Corporation to procure a judgment in its favor, the director, officer, employee or agent must have acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of Georgia-Pacific Corporation; provided, however, that no indemnification shall be made (1) with regard to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to Georgia-Pacific Corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper, or (2) for amounts paid, or expenses incurred, in connection with the defense or settlement of any such claim, action, suit or proceeding, unless a court of competent jurisdiction has approved indemnification with regard to such amounts or expenses.

     Pursuant to Georgia-Pacific Corporation's restated Bylaws, expenses incurred by any person who is or was a director, officer, employee or agent of Georgia-Pacific Corporation with respect to any claim, action, suit or proceeding of the character described in the first sentence of the preceding paragraph shall be advanced by Georgia-Pacific Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it shall be ultimately determined that such person is not entitled to indemnification. Indemnification and advancement of expenses pursuant to Georgia-Pacific Corporation's restated Bylaws is not exclusive of any rights to which any such director, officer, employee or other person may otherwise be entitled by contract or by law.

     Georgia-Pacific Corporation carries insurance policies insuring its liability to officers and directors under the foregoing indemnity and insuring its officers and directors against liability incurred in their capacity as such.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
  3.1(i)  --   Articles of Incorporation of Georgia-Pacific Corporation,
               restated as of December 16, 1997 (Filed as Exhibit 4.1 to
               Georgia-Pacific Corporation's Registration Statement on Form
               S-8 as filed with the Commission on December 18, 1997,
               Commission File No. 333-42597, and incorporated herein by
               this reference thereto).
  3.1(ii) --   Articles of Amendment to Restated Articles of Incorporation
               of Georgia-Pacific Corporation (Filed as Exhibit 3.1 to
               Georgia-Pacific Corporation's Quarterly Report on Form 10-Q
               for the quarter ended June 30, 1998, Commission File No.
               001-03506, and incorporated herein by this reference
               thereto).
  3.2     --   Bylaws of Georgia-Pacific Corporation, as amended to date.
               (Filed as Exhibit 3.2 to Georgia-Pacific Corporation's
               Quarterly Report on Form 10-Q for the fiscal quarter ended
               April 3, 2004, and incorporated herein by this reference
               thereto).
  4.1     --   Indenture, dated as of December 11, 2003, by and between
               Georgia-Pacific Corporation and The Bank of New York, as
               trustee (Filed as Exhibit 10.37(iii) to Georgia-Pacific
               Corporation's Annual Report on Form 10-K for the fiscal year ended January 3, 2004, Commission File No. 001-03506,
               incorporated herein by this reference thereto).
  4.2     --   Form of Note for 8% Senior Notes due 2024 (included as part of Exhibit 4.1).
  5.1     --   Opinion of Simpson Thacher & Bartlett LLP as to the legality of the securities being registered.(1)
 10.1     --   Exchange and Registration Rights Agreement, dated as of
               December 11, 2003, by and among Georgia-Pacific Corporation and the representatives of the several purchasers named
               therein.(1)
 12.1     --   Computation of Ratio of Earnings to Fixed Charges.(2)
 23.1     --   Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).(1)
 23.2     --   Consent of Ernst & Young LLP.(2)
 23.3     --   Consent of National Economic Research Associates.(1)
 23.4     --   Consent of Navigant Consulting.(1)
 24.1     --   Powers of Attorney (included in signature pages).(1)

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 25.1     --   Statement of Eligibility of The Bank of New York, as Trustee
               on Form T-1.(1)
 99.1     --   Form of Letter of Transmittal.(1)
 99.2     --   Form of Notice of Guaranteed Delivery.(1)
 99.3     --   Form of Instructions to Registered Holder and/or DTC
               Participant from Beneficial Owner.(1)
 99.4     --   Form of Letter to Registered Holders.(1)

---------------
(1) Previously filed.

(2) Filed herewith.

ITEM 22.  UNDERTAKINGS

     (a) (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 21, 2004.


                                          Georgia-Pacific Corporation

                                          By:    /s/ ALSTON D. CORRELL
                                            ------------------------------------
                                              Alston D. Correll
                                              Chairman and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----

             /s/ ALSTON D. CORRELL                Chairman and Chief Executive Officer   May 21, 2004
-----------------------------------------------   (Principal Executive Officer)
               Alston D. Correll

               /s/ DANNY W. HUFF                  Executive Vice President -- Finance    May 21, 2004
-----------------------------------------------   and Chief Financial Officer
                 Danny W. Huff                    (Principal Financial Officer)

              /s/ ROBERT P. NELSON                Vice President and Controller          May 21, 2004
-----------------------------------------------   (Principal Accounting Officer)
                Robert P. Nelson

               /s/ LEE M. THOMAS*                 President, Chief Operating Officer     May 21, 2004
-----------------------------------------------   and Director
                 Lee M. Thomas

             /s/ JAMES S. BALLOUN*                Director                               May 21, 2004
-----------------------------------------------
                James S. Balloun

             /s/ BARBARA L. BOWLES*               Director                               May 21, 2004
-----------------------------------------------
               Barbara L. Bowles

              /s/ DONALD V. FITES*                Director                               May 21, 2004
-----------------------------------------------
                Donald V. Fites

            /s/ RICHARD V. GIORDANO*              Director                               May 21, 2004
-----------------------------------------------
              Richard V. Giordano

              /s/ DAVID R. GOODE*                 Director                               May 21, 2004
-----------------------------------------------
                 David R. Goode

            /s/ M. DOUGLAS IVESTER*               Director                               May 21, 2004
-----------------------------------------------
               M. Douglas Ivester

             /s/ WILLIAM R. JOHNSON               Director                               May 21, 2004
-----------------------------------------------
               William R. Johnson

             /s/ LOUIS W. SULLIVAN*               Director                               May 21, 2004
-----------------------------------------------
               Louis W. Sullivan

             /s/ JAMES B. WILLIAMS*               Director                               May 21, 2004
-----------------------------------------------
               James B. Williams

                   SIGNATURE                                     TITLE                       DATE
                   ---------                                     -----                       ----

              /s/ JOHN D. ZEGLIS*                 Director                               May 21, 2004
-----------------------------------------------
                 John D. Zeglis


*By:            /s/ ALSTON D. CORRELL             Attorney-in-fact                       May 21, 2004
      ------------------------------------------
                  Alston D. Correll